Exhibit 5.9

[Letterhead of Potter Anderson & Corroon LLP]

December 28, 2012

Dycom Investments, Inc.

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

Re: Each of the Entities Listed on Schedule A Attached Hereto

Ladies and Gentlemen:

At your request, we have acted as special Delaware counsel for the limited purpose of rendering opinions as to matters of Delaware law with respect to each of the Delaware corporations and the Delaware limited liability companies listed on Schedule A attached hereto (collectively, the “Dycom Subsidiaries” and individually, a “Dycom Subsidiary”) regarding (i) the Indenture, dated as of January 21, 2011 (the “Indenture”), by and among Dycom Investments, Inc. (the “Company”), the guarantors party thereto and U.S. Bank National Association, as the Trustee (as defined therein, the “Trustee”), (ii) the Second Supplemental Indenture, dated as of December 12, 2012 (the “Supplemental Indenture”), by and among the Company, the Dycom Subsidiaries, the other guarantors party thereto and the Trustee, and (iii) the Exchange Note Guarantees, as contemplated by the Exchange and Registration Rights Agreement, dated December 12, 2012 (the “Exchange Guarantees”), by and among the Issuer (as defined therein), the guarantors party thereto and the Purchasers (as defined therein).

For purposes of giving the opinions hereinafter set forth, we have examined:

1. A certified copy of the Certificate of Incorporation of each Dycom Subsidiary that is a Delaware corporation on the date hereof (each, a “Corporation”), as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on the date set forth opposite such Corporation’s name on Schedule B attached hereto (as to each such Corporation, its “Original Certificate of Incorporation”);

2. A certified copy of any amendment to, or restatement of, the Original Certificate of Incorporation of any Corporation as set forth opposite such Corporation’s name on Schedule B attached hereto;

3. The By-laws for each Corporation, as in effect on the date hereof;

Dycom Investments, Inc.

December 28, 2012

4. A certified copy of the Certificate of Formation of each Dycom Subsidiary that is a Delaware limited liability company (each, an “LLC”), as filed with the Secretary of State on the date set forth opposite such LLC’s name on Schedule C attached hereto (as to each such LLC, its “Original Certificate of Formation”);

5. A certified copy of any amendment to, or restatement of, the Original Certificate of Formation of any LLC as set forth opposite such LLC’s name on Schedule C attached hereto;

6. The Limited Liability Company Agreement of each LLC, as in effect on the date hereof;

7. The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between InfraSource FI, LLC (“InfraSource”), and PBG Acquisition III, LLC (“PBG”), transferring the sole limited liability company interest in Blair Park Services, LLC;

8. The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between InfraSource and PBG, transferring the sole limited liability company interest in InfraSource Telecommunication Services, LLC;

9. The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between Spalj Construction Company and PBG, transferring the sole limited liability company interest in Tjader, L.L.C.;

10. Resolutions of the Board of Directors or the Sole Member, as applicable, of each Dycom Subsidiary approving its execution, delivery and performance of the Agreements (as defined below) to which it is a party;

11. Certificates, dated as of December 12 and December 28, 2012, certifying as to, among other things, the organizational documents of each Dycom Subsidiary, the authorizing resolutions of the Board of Directors or the Sole Member, as applicable, of such Dycom Subsidiary, and certain factual matters stated therein (each, an “Officer Certificate”);

12. A Certificate of Good Standing for each Dycom Subsidiary, dated December 28, 2012, obtained from the Secretary of State;

13. The Indenture;

14. The Supplemental Indenture;

15. The Exchange Guarantees; and

16. The Registration Statement on Form S-4 filed with the Securities and

Dycom Investments, Inc.

December 28, 2012

Exchange Commission by the Company on December 28, 2012 pursuant to the Securities Act of 1933, as amended, covering, among other things, the guarantees by the Dycom Subsidiaries of debt securities offered from time to time by affiliates thereof (the “Registration Statement”).

The documents referred to in (1) through (3) above are collectively referred to with respect to each Corporation as the “Corporation Organizational Documents.” The documents referred to in (4) through (6) above are collectively referred to with respect to each LLC as the “LLC Organizational Documents.” The documents referred to in (7) through (9) above are collectively referred to as the “Assignment Agreements.” The documents referred to in (13) through (15) above are collectively referred to as the “Transaction Documents” and individually as a “Transaction Document.” The documents referred to in (6) through (9) and (13) through (15) above are collectively referred to as the “Agreements” and individually as an “Agreement.”

For purposes of this opinion we have not reviewed any documents other than the documents listed in (1) through (16) above. In particular, we have not conducted any independent investigation beyond our review of the documents listed in (1) through (16) above, and we have not reviewed any document (other than the documents listed in (1) through (16) above) that is referred to or incorporated by reference into the documents reviewed by us. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents and certificates examined by us.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

A. Each Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware.

B. Each LLC is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

C. The execution, delivery and performance by each Dycom Subsidiary of the Transaction Documents to which it is a party and the incurrence of its obligations thereunder, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or limited liability company action, as applicable, on behalf of such Dycom Subsidiary.

D. Each of the Indenture and the Supplemental Indenture to which each Dycom Subsidiary is a party (i) has been duly executed by such Dycom Subsidiary, and (ii) assuming its presentation to the other parties thereto with no conditions, express or implied, regarding the effect of such presentation, has have been duly delivered by such Dycom Subsidiary.

Dycom Investments, Inc.

December 28, 2012

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities provisions thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

b. We have assumed the due authorization, execution and delivery by each party thereto (exclusive of the Dycom Subsidiaries to the extent set forth in Paragraphs C and D above) of each document examined by us, and that each of such parties has the full power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the entities party to each of the Agreements has been duly formed, is validly existing, and, if applicable, in good standing under the laws of its jurisdiction of organization, and that the Agreements to which each such entity is a party do not result in the breach of the terms of, and do not contravene its constituent documents or any law, rule or regulation applicable to it. We have assumed that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document prior to its amendment or restatement from time to time. We also have assumed the legal capacity of any natural persons who are signatories to any of the documents examined by us.

c. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to the originals.

d. We have assumed that the Corporation Organizational Documents of each Corporation are the only constituent documents of such Corporation and that no other documents having validity as a matter of corporate law exist that relate to the management, operation, dissolution, winding up and termination of, such Corporation. We have assumed further that the LLC Organizational Documents of each LLC constitute the entire agreement with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, dissolution and winding up of such LLC.

e. We have assumed that (i) no event of dissolution or termination has occurred under the LLC Organizational Documents of any LLC, (ii) except as provided in the Assignment Agreements, there has been no transfer by any member of all or any portion of its interest in any LLC, (iii) at all times since the formation of each LLC through and including the date hereof, each LLC has had at least one duly admitted member of such LLC as reflected on the books and records of such LLC, (iv) there has been no decree of dissolution under Section 18-802 of the Delaware Limited Liability Company Act (the “DLLCA”) with respect to any LLC, (v) except as provided in the Assignment Agreements, no member of any LLC has withdrawn from such LLC, and (vi) each member of each LLC has made its required capital contributions under the related LLC Organizational Documents.

Dycom Investments, Inc.

December 28, 2012

f. We have assumed that the person signatory to each Original Certificate of Formation was an “authorized person” (within the meaning of the DLLCA) of the respective LLC.

g. We have assumed that each Agreement constitutes the legal, valid, binding and enforceable obligations of each of the parties thereto under the stated law of governance thereof.

h. We have assumed that each statement in each Officer Certificate was true and complete when made and remains true and complete as of the date hereof.

i. Except as expressly set forth above, we express no opinion on any document that is referred to or incorporated by reference into the documents reviewed by us.

j. This opinion is limited to (i) the present laws of the State of Delaware, (ii) present judicial interpretations of the matters described in clause (i), and (iii) the facts as they currently exist. We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision, or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. In addition, Shearman & Sterling LLP may rely on this opinion in connection with any legal opinion being rendered by the same on the date hereof with respect to the matters set forth herein.

Very truly yours,

/s/ Potter Anderson & Corroon LLP

Schedule A

Ansco & Associates, LLC

Apex Digital, LLC

Blair Park Services, LLC

Broadband Express, LLC

Broadband Installation Services, LLC

C-2 Utility Contractors, LLC

Cable Connectors, LLC

CableCom, LLC

CableCom of California, Inc.

Can-Am Communications, Inc.

Cavo Broadband Communications, LLC

CCLC, Inc.

CertusView Leasing, LLC

Communications Construction Group, LLC

Dycom Capital Management, Inc.

Dycom Corporate Identity, Inc.

Dycom Identity, LLC

Ervin Cable Construction, LLC

Global Enercom Management, Inc.

Golden State Utility Co.

InfraSource Telecommunication Services, LLC

Ivy H. Smith Company, LLC

Kanaan Communications, LLC

Lambert’s Cable Splicing Company, LLC

Midtown Express, LLC

NeoCom Solutions Holdings, LLC

Nichols Construction, LLC

Niels Fugal Sons Company, LLC

Niels Fugal Sons Company of California, Inc.

North Sky Communications, Inc.

OSP Services, LLC

Parkside Site & Utility Company Corporation

Parkside Utility Construction Corp.

PBG Acquisition III, LLC

Precision Valley Communications of Vermont, LLC

Prince Telecom, LLC

Prince Telecom of California, Inc.

Quanta Wireless Solutions, Inc.

RJE Telecom, LLC

RJE Telecom of California, Inc.

Spalj Construction Company

Star Construction, LLC

Stevens Communications, LLC

TCS Communications, LLC

Tesinc, LLC

Tesinc of California, Inc.

Tjader, L.L.C.

Triple-D Communications, LLC

Underground Specialties, LLC

VCI Construction, Inc.

VCI Utility Services, Inc.

White Mountain Cable Construction, LLC

Schedule B

Company Name	Date of Filing of Original Certificate of Incorporation	Amendments to or Restatements of the Original Certificate of Incorporation and the Dates of Filing Thereof
CableCom of California, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed January 23, 2003

Can-Am Communications, Inc.	June 1, 1987

Certificate of Amendment filed June 19, 1987

Certificate of Merger filed January 13, 1989

Certificate of Change of Registered Agent filed October 27, 1989

Certificate of Amendment filed August 12, 1991

Certificate of Amendment filed November 15, 1996

Certificate of Designations, Preferences and Rights of Class A Common Stock $.01 Par Value filed November 15, 1996

Certificate of Amendment

filed May 9, 1997

Certificate of Amendment filed May 31, 2000

Certificate of Designations of Participating Preferred Stock

filed November 28, 2001

Certificate of Ownership and Merger

filed February 21, 2002

Certificate of Amendment filed April 1, 2003 Certificate of Merger filed November 7, 2008

CCLC, Inc.	February 16, 2000	Certificate of Change of Registered Agent filed November 22, 2002

Dycom Capital Management, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003

Dycom Corporate Identity, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003

Global Enercom Management, Inc.	March 3, 1999	Certificate of Merger filed May 28, 1999 Certificate of Amendment filed August 23, 2002 Certificate of Change of Registered Agent filed November 22, 2002

Golden State Utility Co.	April 3, 1998

Certificate of Merger

filed April 15, 1998

Certificate of Change of Registered Agent filed November 27, 2002

Certificate of Merger

filed December 31, 2003

Certificate of Correction filed February 3, 2005

Certificate of Correction filed February 9, 2005

Niels Fugal Sons Company of California, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed January 23, 2003

North Sky Communications, Inc.	June 3, 1999	Certificate of Merger filed July 15, 1999 Certificate of Change of Registered Agent filed November 22, 2002

Parkside Site & Utility Company Corporation	July 26, 1999	Certificate of Merger filed December 20, 2000 Certificate of Change of Registered Agent filed November 27, 2002

Parkside Utility Construction Corp.	July 26, 1999	Certificate of Merger filed December 20, 2000 Certificate of Change of Registered Agent filed November 27, 2002

Prince Telecom of California, Inc.	October 14, 2009

Quanta Wireless Solutions, Inc.	June 3, 1999	Certificate of Amendment filed October 19, 1999 Certificate of Change of Registered Agent filed November 22, 2002 Certificate of Merger filed December 23, 2010

RJE Telecom of California, Inc.	October 19, 2004	Certificate of Correction filed on January 21, 2005

Spalj Construction Company	April 6, 1998

Certificate of Merger filed May 5, 1998

Certificate of Merger filed October 4, 1999

Certificate of Merger filed December 29, 1999

Agreement of Merger filed December 29, 1999

Certificate of Merger filed July 17, 2000

Certificate of Change of Registered Agent filed November 27, 2002

Certificate of Merger filed December 31, 2003

Certificate of Merger filed December 31, 2007 Certificate of Merger filed December 24, 2008

Tesinc of California, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed January 23, 2003

VCI Construction, Inc.	October 22, 1998	Certificate of Merger filed March 9, 1999 Certificate of Change of Registered Agent filed November 27, 2002 Certificate of Merger filed December 23, 2011

VCI Utility Services, Inc.	November 1, 2012

Schedule C

LLC Name	Date of Filing of Original Certificate of Formation	Amendments to or Restatements of the Original Certificate of Formation and the Dates of Filing Thereof

Ansco & Associates, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger, filed March 31, 2003

Apex Digital, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003 Certificate of Merger filed November 7, 2008

Blair Park Services, LLC	September 18, 2006	Certificate of Merger, filed December 28, 2006 Certificate of Amendment filed October 10, 2007

Broadband Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)

Broadband Installation Services, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)

C-2 Utility Contractors, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003

Cable Connectors, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003

CableCom, LLC	December 11, 2002	Certificate of Merger filed December 29, 2003

Cavo Broadband Communications, LLC	March 15, 2007	Certificate of Amendment filed April 13, 2007

CertusView Leasing, LLC	May 22, 2008	Certificate of Amendment filed July 25, 2008 Certificate of Amendment filed July 1, 2009

Communications Construction Group, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003

Dycom Identity, LLC	March 21, 2003

Ervin Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 28, 2003

InfraSource Telecommunication Services, LLC	December 14, 2007

Ivy H. Smith Company, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed December 29, 2003

Kanaan Communications, LLC	November 10, 2011

Lambert’s Cable Splicing Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003 Certificate of Amendment filed December 16, 2005 Certificate of Merger filed November 7, 2008

Midtown Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)

NeoCom Solutions Holdings, LLC	December 9, 2010	Amended and Restated Certificate of Formation filed January 24, 2011 Certificate of Merger filed February 11, 2011

Nichols Construction, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003

Niels Fugal Sons Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003

OSP Services, LLC	August 4, 2004	Certificate of Amendment filed September 15, 2004

PBG Acquisition III, LLC	August 12, 2011

Precision Valley Communications of Vermont, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003

Prince Telecom, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)

RJE Telecom, LLC	August 5, 2004	Amended & Restated Certificate of Formation filed August 6, 2004 Certificate of Amendment filed September 15, 2004

Star Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003

Stevens Communications, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003

TCS Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003

Tesinc, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed April 23, 2004

Tjader, L.L.C.	July 6, 2000	Certificate of Amendment filed November 27, 2002

Triple-D Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003

Underground Specialties, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003

White Mountain Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003